UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2014

___________________

East Shore Distributors, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-55142	27-2838091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

8335 Sunset Boulevard, Suite #238 West Hollywood, CA 90069
(Address of principal executive offices)

(323) 337-9086
(Registrant’s telephone number, including area code)

1020 Fourth Avenue Wall Township, NJ 07719
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 17, 2014, East Shore Distributors, Inc., a Nevada corporation (the “Registrant”), entered into a share exchange agreement (the “Share Exchange Agreement”) by and among itself, Samcorp Capital Corporation (the “Shareholder”) and Mirare International Corporation (“Mirare”), pursuant to which the Shareholder agreed to sell and transfer 80,000 shares of Mirare held by Shareholder (representing all of the issued and outstanding shares of capital stock of Mirare on the date of the Share Exchange Agreement) to the Registrant, in exchange for the issuance of 24,000,000 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) to the Shareholder. The foregoing share exchange transaction closed on March 19, 2014.

As a result of the share exchange transaction, the Registrant became the 80% majority shareholder of Mirare International Corporation. The other 20% of the outstanding shares of Mirare are held by two individuals.

The Share Exchange Agreement included customary representations and warranties covering such matters as due organization, capitalization, corporate matters, authority to enter into and perform the agreement, due execution, delivery and enforceability, securities exemption matters, in addition to matters relating to the accredited status and sophistication of the Shareholder in its acquisition of and investment in the shares of common stock of the Registrant.

Immediately prior to the Share Exchange transaction, Samcorp Capital Corporation owned 36,000,000 shares of common stock of the Registrant (approximately 90.55% of the issued and outstanding) which it acquired from the previous majority shareholder on February 10, 2014. Together with the 24,000,000 shares acquired in the March 19 share exchange, Samcorp Capital Corporation immediately thereafter owned a total of 60,000,000 shares of the Registrant’s common stock, representing approximately 94.11% of the issued and outstanding capital stock of the Registrant.

Mirare is a development stage California corporation formed on May 31, 2014.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement dated March 17, 2014, by and among East Shore Distributors, Inc., Mirare International Corporation, and Samcorp Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EAST SHORE DISTRIBUTORS, INC.

March 20, 2014	By:	/s/ Jonathan Lim
Name: Jonathan Lim
Title: Chief Executive Officer

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